CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 of our report dated May 7, 2021, relating to the financial statements of AFA Multi-Manager Credit Fund (the “Fund”), as of and for the one day ended April 29, 2021, and to the references to our firm included in or made as a part of this Pre-Effective Amendement under the Securities Act of 1933 and the Pre-Effective Amendment under the Investment Company Act of 1940.

COHEN & COMPANY, LTD.

Chicago, Illinois

May 7, 2021